Exhibit 99.1

AmericasBank Corp
Contact: Mark H. Anders
Phone: 443-921-0804
Website: www.americasbank.com

AmericasBank Corp. reports third quarter results

TOWSON, Md. (November 3, 2005) —AmericasBank Corp. (OTCBB:AMAB), the parent company of AmericasBank today announced financial results for the quarter and nine months ending September 30, 2005, which showed a substantial growth in loans, deposits and fee income, an improving net interest margin and modest growth in operating expenses.

Total assets at September 30, 2005 topped $71.3 million, an increase of 77.7% or $31.2 million from $40.1 million at December 31, 2004. Loans and leases, net of the allowance for loan and lease losses, increased 46.9% to $45.9 million at September 30, 2005 compared to $31.2 million at December 31, 2004. Total deposits at September 30, 2005 were $65.9 million, up 90.7% from $34.6 million at December 31, 2004. Noninterest bearing deposits were $11.3 million at September 30, 2005, a four-fold increase from the $2.2 million at December 31, 2004.

AmericasBank Corp.’s net loss for the quarter ending September 30, 2005 amounted to $11,000 or $(0.01) per basic and diluted common share, a $412,000 improvement over the loss of $423,000 or $(0.46) per basic and diluted common share for the quarter ending September 30, 2004. The net results for the third quarter represented the fourth consecutive quarter of improving operations.

For the nine months ending September 30, 2005, the loss has narrowed to $315,000 or $(0.33) per basic and diluted common share, an $875,000 improvement over the loss of $1,190,000 or $(1.62) per basic and diluted common share during the same period in 2004.

The company reported that its net interest margin improved by 28.7% to 3.36% in the nine months ending September 30, 2005, compared to 2.61% for the nine months ending September 30, 2004. Based on the improvement in net interest margin and the growth in earning assets, net interest income for the nine month period increased $719,000 to $1,271,000, a 130.0% improvement over the same period last year. Noninterest income for the period was $411,000, up from $117,000 in the same period in 2004, an increase of 251.4%. Noninterest expenses between the nine month periods increased $122,000 or 6.6%, from $1,840,000 to $1,962,000, reflecting expansion in credit and bank operations to support the balance sheet growth.

Lee W. Warner, Chairman, commented, “We are pleased with the continuing improvement in our operating results on both a sequential and comparative basis.”

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About AmericasBank Corp.

AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

The statements in this press release that are not historical facts constitute “forward-looking statements” as defined by Federal Securities laws. Such statements, regarding AmericaBank Corp.’s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risks associated with AmericasBank’s lending limit; risks associated with the lack of a credit facility; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of insufficient capital; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp’s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

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